UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 11, 2021

Date of Report (Date of earliest event reported)

Can B̅ Corp.

(Exact name of registrant as specified in its charter)

Florida	000-55753	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-595-9544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CANB	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Asset Acquisition Agreement

On March 11, 2021, Can B̅ Corp. (the “Company” or “CANB”) entered into an Asset Acquisition Agreement (“Acquisition Agreement”), which was fully executed on March 17, 2021, with multiple sellers (each, a “Seller” and, collectively, the “Sellers”), pursuant to which the Sellers agreed to sell certain assets to Company, and to transfer such assets to Botanical Biotech, LLC, a newly-formed, wholly-owned subsidiary of the Company (“Transferee” or “BB”). The assets purchased (“BB Assets”) include certain materials and manufacturing equipment; goodwill associated therewith; and marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, rights against any other person or entity in respect of any of the foregoing and all other promotional properties, in each case primarily used, developed or acquired by the Sellers for use in connection with the ownership and operation of the BB Assets. In exchange for the BB Assets, the Company originally agreed to pay the Sellers the fair value of the BB Assets, as determined by a neutral third-party appraiser selected by the Company and Sellers. Notwithstanding the foregoing, the parties have agreed that, in lieu of engaging a third party evaluator, the Company will pay the Seller a maximum of $355,056.78, payable half in the form of cash or cash equivalent and half in the form of restricted shares of common stock of the Company (the “Shares”) at a price per Share equal to the average closing price of the common stock of the Company during the ten (10) consecutive trading days immediately preceding the closing.

The Company has agreed to indemnify the Sellers for certain breaches of covenants, representations and warranties and for claims relating to the BB Assets following closing. The Sellers jointly and severally have agreed to indemnify Transferee and the Company for certain breaches of covenants, representations and warranties, claims relating to the BB Assets prior to closing, tax and employment claims relating to each Seller’s business, and liabilities of the Sellers. The parties have agreed to keep each other’s confidential information confidential.

Two of the Sellers, Jordan Schlosser (“Schlosser”) and Bradley Lebsock (“Lebsock”), will be responsible for overseeing and managing the day-to-day operations of Transferee and reporting the results of such operations to the Company pursuant to separate services agreements. The Company further agreed that, after agreeing upon a budget for the Transferee with the Schlosser and Lebsock, the Company will lend up to $200,000 to the Transferee for its working capital.

Lebsock Agreement

The Company and BB entered into an employment agreement with Lebsock dated March 11, 2021 (the “Lebsock Agreement”) pursuant to which Lebsock will serve as the President of BB for a term of three (3) years. The term of the Lebsock Agreement will automatically renew for an additional 3-year term unless other terminated by either party. Lebsock will receive a base salary equal to $120,000 per year, subject to an annual increase of not less than 3% on each anniversary of the Lebsock Agreement during the term. The Company also agreed to issue a stock bonus to Lebsock in accordance with the Company’s Incentive Stock Option Plan (“ISOP”) in an amount of $100,000, and to pay Lebsock a defined percentage of the EBITDA for BB each calendar quarter (“Profit Split”) according to a mutually agreed performance target (“Target”). EBITDA is defined as the earnings before interest, depreciation, taxes, depreciation, and amortization and will be paid as reported by the Company’s accountant and as reviewed by the Company’s auditor. It will be accumulative on a quarter-to-quarter basis, meaning if one quarter has a negative EBITDA, it would be offset against the following quarter’s positive EBITDA distribution. Lebsock has the option to accept the Profit Split in either direct cash payment or Shares, or any combination, at Lebsock’s option. Shares would be valued at the prior 10-day closing price and issued under SEC Rule 144 restriction. The Profit Split will be determined as follows:

a. If BB achieves >25% of Target for the quarter, the Profit Split will be 90% to the Company and 10% to Lebsock;

b. If >37.5% of Target, the Profit Split will be 80% to the Company and 20% to Lebsock;

c. If >50% of Target, the Profit Split will be 70% to the Company and 30% to Lebsock;

d. If >75% of Target, the Profit Split will be 60% to the Company and 40% to Lebsock;

e. If 100% of Target, the Profit Split will be 50% to the Company and 50% to Lebsock; and

f. If >125% of Target, the Profit Split will be 40% to the Company and 60% to Lebsock.

All of the Profit Split payments will be put into a distribution pool for distribution as determined by the Company. Lebsock will also be entitled to participate in any welfare, health and life insurance and pension benefit and incentive programs, including sick pay and vacation time, as may be adopted from time to time by the Company.

The Company may terminate Lebsock’s employment under the Lebsock Agreement with or without cause at any time, and Lebsock may resign under the applicable Lebsock Agreement with or without good reason at any time, by providing written notice to the other party. If the Lebsock Agreement is terminated by either party, the Lebsock Agreement will terminate without further obligation by BB or the Company, except Lebsock shall be entitled, if applicable, to all base salary previously earned but not paid, amounts due under benefit plans and profit sharing plans, and reimbursement of business expenses accrued but unpaid through the date of termination. Furthermore, should Lebsock be terminated for cause, then all stock options granted to Lebsock, whether vested or unvested, shall be forfeited by Lebsock and shall terminate.

The Company agreed to indemnify Lebsock for all claims against him by reason of Lebsock being an officer or employee of BB, as applicable, pursuant to separate indemnity agreement entered into concurrently with the Lebsock Agreement. Notwithstanding the foregoing, the Company will not indemnify Lebsock in the event any claim is the result of Lebsock’s gross negligence or willful misconduct, or in certain other situations. Pursuant to the Lebsock Agreement, Lebsock also agreed to assign to BB all inventions developed by Lebsock in connection with his services to BB.

Schlosser Agreement

Effective March 16, 2021, BB entered into a Consulting Agreement (the “Schlosser Agreement”) with Schlosser pursuant to which Schlosser has agreed to provide consulting services to BB for a period of 3 months in exchange for compensation equal to $10,000 per month. Schlosser will also be entitled to reimbursement for certain work-related expenses. Pursuant to the Schlosser Agreement, Schlosser also agreed to assign to BB all inventions developed by Schlosser in connection with his services to BB. The Schlosser Agreement also contains certain non-compete and confidentiality provisions. Per the Acquisition Agreement, Schlosser was to receive an employment agreement similar to the Lebsock Agreement; however, BB and Schlosser elected to enter into the Schlosser Agreement instead.

The Acquisition Agreement, Lebsock Agreement, and Schlosser Agreement otherwise contain standard representations, warranties and covenants common in transactions of this type.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 17, 2021, Sellers fully executed a bill of sale for the transfer of BB Assets to BB. The Company has transferred a portion of the purchase price in cash and will transfer the remaining cash and shares when the Company has agreed on the final value of the BB Assets. See item 1.01 regarding the acquisition of the BB Assets pursuant to the Acquisition Agreement.

Forward- Looking Statements

Statements contained in this Current Report that are not statements of historical fact are intended to be and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. The Company undertakes no obligation to update or revise the presentation or this Current Report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Can B̅ Corp.

Date: March 19, 2021	By:	/s/ Marco Alfonsi
Marco Alfonsi, CEO